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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 16, 2001

                                OTR EXPRESS, INC.
                                -----------------
               (Exact name of registrant as specified in charter)



         KANSAS                      1-19773                   48-0993128
         ------                      -------                   ----------
(State of Incorporation)    (Commission File Number)        (I.R.S. Employer
                                                         Identification Number)



            804 N. MEADOWBROOK DRIVE, OLATHE, KS                66062
            ------------------------------------                -----
          (Address of Principal Executive Offices)            (Zip Code)

                                 (913) 829-1616
                                 --------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

OLATHE, KS (May 15, 2001) - OTR Express, Inc. (AMEX: OTR (delisting pending)), a nationwide truckload carrier and logistics company, today reported a net loss of $2,360,000, or $1.32 per share (basic and diluted) for the first quarter ended March 31, 2001, compared to a net loss of $814,000 or $0.46 per share (basic and diluted) in 2000. The year 2001 results include a $0.01 per share charge for the cumulative effect of changing the way the company accounts for its derivatives. The year 2000 results include a $0.02 per share charge for the cumulative effect of changing the way the company recognizes revenue.

Revenues for the quarter decreased 39 percent to $12,815,000 from $20,977,000 in 2000. The Company's loss from operations was $1,531,000 compared to $327,000 in 2000.

On May 9, 2001, OTR announced that it is ceasing operations within sixty days and will be liquidating the Company and that shareholders should not expect any distributions in such liquidation.

The decline in revenue is primarily a result of the previously announced downsizing of its fleet during the quarter and the consolidation of its rail logistics division into the logistics division at its home office in Olathe, Kansas, eliminating an office in Salt Lake City, Utah.

According to President and CEO William P. Ward, "As we previously reported, our first quarter results reflect a net loss. This loss was brought on by various factors, including high fuel costs, weaker freight demand and higher insurance costs."

The Company also reported today the results of its 2001 Annual Meeting of Shareholders. At the meeting, shareholders elected all three Class C Directors and ratified the selection of Arthur Andersen LLP as the Company's independent auditors for 2001. Shareholders rejected a shareholder proposal concerning declassification of the Company's staggered board of directors.

After the meeting, the Company accepted the resignation of four of its seven directors, namely Dr. Ralph E. MacNaughton, Dr. James P. Anthony, Charles M. Foudree and Terry G. Christenberry. The Company's three remaining directors---William P. Ward, Janice K. Ward and Dean W. Graves---are expected to serve as directors during the Company's previously announced closing of business. "Considering the limited role of the board in the activities needed to wind down operations, it was difficult to justify maintaining


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seven directors on the board," remarked Mr. Ward. "OTR expresses its appreciation to Messrs. MacNaughton, Anthony, Foudree and Christenberry for their years of dedicated and steadfast service."

OTR previously announced that shareholders should not expect to receive any distribution in the liquidation of the company, and that OTR has sought delisting of its shares of common stock from trading on the American Stock Exchange. It is possible that a trading market for the shares of common stock will soon commence over the counter (OTC), but there can be no assurance that sufficient interest in the stock will exist to substantiate such market.

OTR Express, Inc. is a nationwide dry-van truckload carrier serving customers throughout the 48 states. For further information, please contact Steve Ruben, chief financial officer, OTR Express, Inc., at (913) 829-1616, extension 3102 or visit the company's website at WWW.OTRX.COM.


                               SUMMARY OF RESULTS
                               ------------------
                    (in thousands, except per share amounts)

                                                       Quarter Ended
                                              3/31/01     3/31/00     % Decr
                                              -------     -------     ------

      Revenue                                 $12,815     $20,977      (39%)
      Operating  income (loss)                 (1,531)       (327)
      Net income (loss)                        (2,360)       (814)

      EPS-basic and diluted                     (1.32)      (0.46)

      Average shares outstanding
         Basic                                  1,782       1,782
         Diluted                                1,782       1,782




Various statements in this press release regarding the company's business which are not historical facts are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations and are subject to risks and uncertainties. Actual results could differ materially from current expectations due to a number of factors, including general economic and market conditions, regulatory issues, fuel price volatility, pricing pressures, the availability and compensation of qualified drivers and owner operators, availability of cost-effective financing, interest rate fluctuations, the ability of the Company to realize the benefits of its wind down plan, tractor and trailer resale values and other factors. Readers should review


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and consider the various disclosures made by the company in this press release, in its reports to stockholders, and periodic reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (SEC). The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OTR EXPRESS, INC.
STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------
                                                                            Three Months Ended
                                                                                 March 31
(Unaudited)                                                              2001                  2000
------------------------------------------------------------------------------------------------------
OPERATING REVENUE
  Freight revenue                                                      11,642,895           18,516,184
  Logistics revenue                                                     1,172,288            2,460,959
                                                                     ------------         ------------
  Total operating revenue                                              12,815,183           20,977,143
                                                                     ------------         ------------
OPERATING EXPENSES
  Salaries, wages and benefits                                          5,041,798            7,469,839
  Purchased transportation                                              2,580,164            4,728,253
  Fuel                                                                  1,467,016            2,233,918
  Maintenance                                                             608,238            1,022,645
  Depreciation                                                          1,682,934            2,133,279
  Insurance and claims                                                    597,836              583,053
  Taxes and licenses                                                    1,217,567            1,934,668
  Supplies and other                                                    1,007,969            1,198,188
  Write down of equipment                                                 142,926                    -
                                                                     ------------         ------------
  Total operating expenses                                             14,346,448           21,303,843
                                                                     ------------         ------------

Operating income (loss)                                                (1,531,265)            (326,700)
Interest expense                                                          805,817              935,229
                                                                     ------------         ------------

Income (loss) before income taxes and  cumulative effect
   of accounting changes                                               (2,337,082)          (1,261,929)
Income tax expense (benefit)                                                    -             (479,729)
                                                                     ------------         ------------
Income (loss) before cumulative  effect of accounting changes          (2,337,082)            (782,200)
Cumulative effect on prior year of change in revenue
   recognition method,  less related income tax effect                          -               31,442
Cumulative effect on prior year of change in method of
   accounting for derivatives and hedging activities                       22,552                    -
                                                                     ------------         ------------

Net loss                                                             $ (2,359,634)        $   (813,642)
                                                                     ============         ============
Weighted average number of shares
   Basic                                                                1,782,022            1,782,129
   Diluted                                                              1,782,022            1,782,259

Earnings (loss) per share before cumulative effect of
   accounting changes
   Basic                                                             $      (1.31)        $      (0.44)
   Diluted                                                                  (1.31)               (0.44)

Earnings (loss) per share
   Basic                                                             $      (1.32)        $      (0.46)
   Diluted                                                                  (1.32)               (0.46)
------------------------------------------------------------------------------------------------------


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     OTR EXPRESS, INC.



Date:  May 16, 2001                  By: /s/ William P. Ward
                                         -------------------
                                         William P. Ward
                                         President and Chief Executive Officer